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                                                                    EXHIBIT 99.1

                            [METAL MANAGEMENT LOGO]


FOR IMMEDIATE RELEASE

FOR MORE INFORMATION  CONTACT:

Xavier Hermosillo, Corporate Communications and Investor Relations:
Midwest/East - Call (312) 645-0445 - West Coast - Call (310) 832-2999

                         MEATAL MANAGEMENT ANNOUNCES A
                          $200-MILLION CREDIT FACILITY

Chicago, IL - April 2, 1998 - Metal Management, Inc. (NASDAQ symbol-MTLM)("the Company") today announced that it has entered into a $200-million Credit Agreement ("Credit Facility") with BT Commercial Corporation, an affiliate of Bankers Trust Company. The Credit Facility will refinance all secured debt of MTLM and its subsidiaries and provide working capital. The Credit Facility is secured by substantially all of the assets of MTLM and will provide availability as percentages of accounts receivable, inventory and certain other assets of the Company.

T. Benjamin Jennings, Metal Management's Chairman of the Board and Chief Development Officer, said, "This Credit Facility is an important step in the development of our Company. We are excited to have the support of Bankers Trust with its substantial and diversified resources. This Credit Facility will provide an immediate enhancement to our liquidity and is a cost effective component of our capital structure."

Metal Management, Inc., headquartered in Chicago, is a rapidly-growing consolidator of the scrap metal recycling industry, building a quality company through strategic integration and internal growth.

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METAL MANAGEMENT ANNOUNCES A $200 - MILLION                            PAGE 2
     CREDIT FACILITY

The Metal Management family of companies includes: Cozzi Iron & Metal, Inc. of Chicago, one of the largest scrap metal operations in the U.S.; three recycling companies in Houston, Texas - Proler Southwest, Inc., a leading recycler of industrial ferrous scrap on the Houston Ship Channel, HouTex Metals Company, Inc., a significant supplier of ferrous metals to minimills, which is also located on the Houston Ship Channel, as well as Houston Compressed Steel Corp., a ferrous scrap recycler; The Issac Group of Companies of Toledo, one of the world's largest briquetting operations; Reserve Iron & Metal L.P. of Cleveland and Chicago, major ferrous metal-breaking operation; the MacLeod Group of Companies in Los Angeles, a major wire chopper and processor; Aerospace Metals, Inc. of Hartford, Connecticut, one of the world's leading recyclers of high temperature nickel and cobalt alloys and titanium; Metal Management Arizona, of Phoenix, Arizona, the largest scrap metal processor in Arizona; and Superior Forge, Inc., of Huntington Beach, California, a significant generator and processor of aluminum and aluminum scrap.

Metal Management also has several acquisitions pending. The Company has signed letters of intent to acquire Goldin Industries of Gulfport, Mississippi;
PerlCo, L.L.C. of Memphis, Tennessee; Chicago-area scrap metal recyclers 138 Scrap Inc. and Katrick Inc.; M. Kimerling & Sons, Inc., of Birmingham, Alabama, one of the largest aluminum wire chopping operations in the United States; the Charles Bluestone Company of Elizabeth, Pennsylvania, one of the leading processors of stainless steel, nickel and cobalt alloys, and titanium in the United States; Newell Recycling of Denver, Inc., one of the largest scrap metal recycling operations in the Rocky Mountain region; and Michael Schiavone & Sons, Inc., of North Haven, Connecticut, one of the largest scrap metal recycling operations in the New England region.

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time.

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METAL MANAGEMENT ANNOUNCES A $200 - MILLION                            PAGE 3
     CREDIT FACILITY


These statement reflect the Company's current expectations regarding the future profitability of the Company and its subsidiaries and the benefits to be derived from the Company's execution of the Company's industry consolidation strategy. As discussed in the Company's annual report for the period ended March 31, 1997, its quarterly reports for the periods ended June 30, 1997, September 30, 1997 and December 31, 1997, its proxy statement dated November 20, 1997, and its Registration Statements on Form S-3 effective as of January 14, 1998 and March 12, 1998, some of the factors which could affect the Company's performance include, among other things; possible inability to replace short term financing with longer term capital commitments, possible inability to obtain capital through debt and/or equity placements sufficient to fund cash requirements under acquisition and merger agreements, risk of expansion strategy, cyclicality of operating results, price fluctuations, existing and future debt of the Company, competition in the scrap metal industry, immediate and future capital requirements, substantial leverage, reliance on management and principal stockholders, and environmental matters.


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